 Exhibit 10.1

COMMON STOCK PURCHASE AGREEMENT

This Common Stock Purchase Agreement (this “Agreement”) is dated as of August 2, 2013, between Majesco Entertainment Company, a Delaware corporation (the “Company”), and Yair Goldfinger (the “Purchaser”).

WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “Securities Act”), the Company desires to issue and sell to the Purchaser, and the Purchaser desires to purchase from the Company, securities of the Company as more fully described in this Agreement.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and the Purchaser agree as follows:

ARTICLE I.

DEFINITIONS

1.1       Definitions.  In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms have the meanings set forth in this Section 1.1:

“Agreement” shall have the meaning ascribed to such term in the Preamble to this Agreement.

“Board of Directors” means the board of directors of the Company.

“Business Day” means any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“Closing” means the closing of the purchase and sale of the Shares pursuant to Section 2.1.

“Closing Date” means the Trading Day on which all of the Transaction Documents have been executed and delivered by the applicable parties thereto, and all conditions precedent to (i) the Purchaser’s obligations to pay the Purchase Price and (ii) the Company’s obligations to deliver the Shares, in each case, have been satisfied or waived, but in no event later than the fifth Trading Day following the date hereof.

“Commission” means the United States Securities and Exchange Commission.

“Common Stock” means the common stock of the Company, par value $0.001 per share, and any other class of securities into which such securities may hereafter be reclassified or changed.

“Company” shall have the meaning ascribed to such term in the Preamble to this Agreement.

“Company Counsel” means Thompson Hine LLP, with offices located at 335 Madison Ave., 12th Floor, New York, New York 10017.

“DWAC” shall have the meaning ascribed to such term in Section 2.2(a)(ii).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Liens” means a lien, charge, security interest, encumbrance, right of first refusal, preemptive right or other restriction, other than restrictions imposed by securities laws.

“Material Adverse Effect” shall have the meaning ascribed to such term in Section 3.1(c).

“NASDAQ” means The NASDAQ Capital Market.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

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“Purchase Price” shall have the meaning assigned to such term in Section 2.1.

“Purchaser” shall have the meaning ascribed to such term in the Preamble to this Agreement.

“Prospectus” means the base prospectus included in the Registration Statement, including the Prospectus Supplement and all other documents and information deemed to be part of the Prospectus by incorporation by reference or otherwise, as amended from time to time.

“Prospectus Supplement” means any supplement to the Prospectus complying with Rule 424(b) of the Securities Act, including the prospectus supplement that will be filed with the Commission and delivered by the Company to the Purchaser at or prior to the Closing including the documents incorporated by reference therein.

“Registration Statement” means the effective registration statement with Commission file No. 333-173863 which registers the sale of the Shares to the Purchaser, including all exhibits, financial schedules and all documents and information deemed to be part of the Registration Statement by incorporation by reference or otherwise, as amended from time to time, including the information (if any) contained in the Prospectus Supplement and deemed to be part thereof under the rules of the Securities Act.

“Required Approvals” shall have the meaning ascribed to such term in Section 3.1(e).

“SEC Reports” shall have the meaning ascribed to such term in Section 3.1(f).

“Securities Act” shall have the meaning ascribed to such term in the Preamble to this Agreement..

“Shares” shall have the meaning ascribed to such term in Section 2.1.

“Short Sales” means all “short sales” as defined in Rule 200 of Regulation SHO under the Exchange Act (but shall not be deemed to include the location and/or reservation of borrowable Common Stock).

“Subsidiary” means any subsidiary of the Company as set forth on Exhibit 21.1 to the Company’s Annual Report on Form 10-K for the year ended October 31, 2012, and shall, where applicable, also include any direct or indirect subsidiary of the Company formed or acquired after the date hereof.

“Trading Day” means a day on which the Common Stock is traded on NASDAQ.

“Transaction” means the transactions contemplated under the Transaction Agreement.

“Transaction Agreement” the Asset Purchase Agreement, dated August 6, 2013, entered into by and between Orid Media Limited, GMS Entertainment Limited, and Yair Goldfinger Assets Limited.

“Transaction Documents” means this Agreement and any other documents or agreements executed in connection with the transactions contemplated hereunder.

“Transfer Agent” means American Stock Transfer & Trust Company, the current transfer agent of the Company.

ARTICLE II.

PURCHASE AND SALE

2.1          Closing.  On the Closing Date, upon the terms and subject to the conditions set forth herein, the Company agrees to sell, and the Purchaser agrees to purchase, 3,333,333 shares of Common Stock (the “Shares”), at a purchase price of $.60 per share, for an aggregate purchase price of $2,000,000 (the “Purchase Price”).  The Purchaser shall deliver to the Company, via wire transfer or a certified check, immediately available funds equal to the Purchase Price and the Company shall deliver to the Purchaser the Shares as set forth in Section 2.2(a)(iii) below. The Company and the Purchaser shall also deliver the other items set forth in Section 2.2 deliverable at or prior to the Closing.  Upon satisfaction of the covenants and conditions set forth in Sections 2.2 and 2.3, the Closing shall occur at the offices of Company Counsel or such other location as the parties shall mutually agree. In the event the Closing Date has not occurred on or prior to the fifth Trading Day following the date hereof due to a failure by the Company or the Purchaser to satisfy any of the applicable conditions precedent, the obligations of the parties hereunder shall terminate.

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2.2       Deliveries.

(a)        On or prior to the Closing Date, the Company shall deliver or cause to be delivered to the Purchaser the following:

(i)           this Agreement duly executed by the Company;

(ii)          a copy of the irrevocable instructions to the Transfer Agent instructing the Transfer Agent to deliver via the Depository Trust Company Deposit or Withdrawal at Custodian system (“DWAC”) the Shares, registered in the name of the Purchaser; and

(iii)         the Prospectus Supplement (which may be delivered in accordance with Rule 172 under the Securities Act).

(b)        On or prior to the Closing Date, the Purchaser shall deliver or cause to be delivered to the Company the following:

(i)           this Agreement duly executed by the Purchaser; and

(ii)          the Purchase Price by wire transfer to the account as specified in writing by the Company.

2.3       Closing Conditions.

(a)        The obligations of the Company hereunder in connection with the Closing are subject to the following conditions being met:

(i)           the accuracy in all material respects when made and on the Closing Date of the representations and warranties of the Purchaser contained herein (unless as of a specific date therein);

(ii)          all obligations, covenants and agreements of the Purchaser required to be performed at or prior to the Closing Date shall have been performed in all material respects; and

(iii)         the delivery by the Purchaser of the items set forth in Section 2.2(b) of this Agreement.

(b)        The obligations of the Purchaser hereunder in connection with the Closing are subject to the following conditions being met:

(i)           the accuracy in all material respects when made and on the Closing Date of the representations and warranties of the Company contained herein (unless as of a specific date therein);

(ii)          all obligations, covenants and agreements of the Company required to be performed at or prior to the Closing Date shall have been performed in all material respects; and

(iii)         the delivery by the Company of the items set forth in Section 2.2(a) of this Agreement.

ARTICLE III.

REPRESENTATIONS AND WARRANTIES

3.1       Representations and Warranties of the Company.  Except as disclosed in the SEC Reports or the Registration Statement and the Prospectus, the Company hereby makes the following representations and warranties to the Purchaser:

(a)        Organization.  The Company and each of the Subsidiaries is an entity duly incorporated or otherwise organized, validly existing and in good standing (where such concept is recognized) under the laws of the jurisdiction of its respective incorporation or organization, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted and as described in the Prospectus.  Neither the Company nor any Subsidiary is in violation nor default of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents.

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(b)       Authorization; Enforcement.  The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder.  The execution and delivery of each of the Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, the Board of Directors or the Company’s stockholders in connection therewith other than in connection with the Required Approvals, which will be obtained by the Company on or prior to the Closing Date.  Each Transaction Document to which it is a party has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof and thereof, assuming due authorization, execution and delivery by the Purchaser hereof and thereof, will constitute the valid and binding obligation of the Company enforceable against the Company in respect of the Purchaser in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law or public policy.

(c)        No Conflicts.  The execution, delivery and performance by the Company of the Transaction Documents, the issuance and sale of the Shares and the consummation by it of the transactions contemplated hereby and thereby to which it is a party do not and will not (i) conflict with or violate any provision of the Company’s or any Subsidiary’s respective certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company or any Subsidiary, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) subject to the Required Approvals, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as would not have or reasonably be expected to result in a material adverse effect on the results of operations, assets, business or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole (a “Material Adverse Effect”).

(d)       Filings, Consents and Approvals.  The Company is not required to obtain any consent, waiver, authorization or order of, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than: (i) the filing required pursuant to Section 4.2 of this Agreement, (ii) the filing with the Commission of the Prospectus Supplement, (iii) an application to NASDAQ for the listing of the Shares for trading thereon in the time and manner required thereby, and (iv) any filings as are required to be made under applicable state securities laws or FINRA (collectively, the “Required Approvals”).  All Required Approvals necessary for the transactions contemplated by the Transaction Documents, including the delivery of the Shares to the Purchaser, will have been obtained by the Company on or prior to the Closing Date.

(e)        Issuance of the Shares; Registration.  The Shares are duly authorized and, when issued, paid for and delivered in accordance with this Agreement, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company and free and clear of any and all restrictions on transfer and shall not bear any restrictive legend of any kind.  The Company has reserved from its duly authorized capital stock the maximum number of shares of Common Stock issuable pursuant to this Agreement. The Registration Statement was declared effective on May 27, 2011.  The Registration Statement is effective under the Securities Act and no stop order preventing or suspending the effectiveness of the Registration Statement or suspending or preventing the use of the Prospectus has been issued by the Commission and no proceedings for that purpose have been instituted or are threatened by the Commission.  Any required filing of the Prospectus Supplement will be made in the manner and within the time period required by such Rule 424(b).

(f)        SEC Reports.  The Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension.

3.2       Representations and Warranties of the Purchaser.  The Purchaser hereby represents and warrants as of the date hereof and as of the Closing Date to the Company as follows (unless as of a specific date therein):

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(a)            Individual; Authority.  The Purchaser is a natural person and has the full power and authority to enter into the Transaction Documents and to consummate the transactions contemplated by each of the Transaction Documents and otherwise carryout his obligations hereunder and thereunder. This Agreement is a valid and binding obligation of the Purchaser enforceable against him in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law or public policy.

(b)            No Conflicts.  The execution, delivery and performance by the Purchaser of the Transaction Documents and the consummation by it of the transactions contemplated hereby and thereby to which it is a party do not and will not (i) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Purchaser, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Purchaser debt or otherwise) or other understanding to which the Purchaser is a party or by which any property or asset of the Purchaser is bound or affected, or (ii) conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Purchaser is subject (including federal and state securities laws and regulations), or by which any property or asset of the Purchaser is bound or affected, except in the case of the foregoing, such as would not reasonably be expected to have a material adverse effect on the Purchaser’s ability to perform in any material respect its obligations under any Transaction Documents.

(c)            Certain Transactions and Confidentiality.  Other than consummating the transactions contemplated hereunder, the Purchaser has not, nor has any Person acting on behalf of or pursuant to any understanding with the Purchaser, directly or indirectly executed any purchases or sales, including Short Sales, of the securities of the Company since the time that the Purchaser first came into possession of material non-public information about the Company.  Other than to other Persons party to this Agreement and to representatives of the Purchaser, the Purchaser has maintained the confidentiality of all disclosures of material non-public information about the Company made to him (including the existence and terms of this transaction). Notwithstanding the foregoing, for avoidance of doubt, nothing contained herein shall constitute a representation or warranty, or preclude any actions, with respect to the identification of the availability of, or securing of, available shares to borrow in order to effect Short Sales or similar transactions in the future.

(d)            Prospectus.  The Purchaser represents that it has received or can obtain on the Commission’s EDGAR filing system at www.sec.gov the Prospectus, which is part of the Registration Statement.

ARTICLE IV.

OTHER AGREEMENTS OF THE PARTIES

4.1       Integration.  The Company shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Shares for purposes of the rules and regulations of NASDAQ such that it would require stockholder approval prior to the closing of such other transaction unless stockholder approval is obtained before the closing of such subsequent transaction.

4.2       Securities Laws Disclosure.  The Company shall, within four Business Days following the date hereof, file a Report on Form 8-K disclosing the material terms of the transactions contemplated hereby, which Form 8-K shall include this Agreement and any other material Transaction Documents as exhibits thereto (the “Form 8-K”).

4.3       Use of Proceeds.  The Company shall use the net proceeds from the sale of the Shares hereunder substantially as set forth in the Prospectus Supplement.

4.4       Repurchase Right.  If the Transaction is not consummated pursuant to the terms of the Transaction Agreement (the “Transaction Failure”), the Purchaser shall have the right to force the Company to repurchase the Shares purchased pursuant to this Agreement; provided, however, the Purchaser may not sell any Shares after the Closing Date until the earlier of (a) the consummation of the Transaction or (ii) the Expiration Date (as defined below). If the Purchaser elects to have the Company repurchase the Shares pursuant to the terms of this Section 4.4, the Purchaser shall deliver notice of such repurchase election (the “Repurchase Notice”) to the Company no later than ten (10) days after the Transaction Failure. The Purchaser’s right under this Section 4.4 shall terminate on the tenth day following the date of the Transaction Failure (the “Expiration Date”). Upon receipt of the Repurchase Notice, the Company shall deliver to the Purchaser, via wire transfer or certified check, immediately available funds equal to the Purchase Price, and the Purchaser shall deliver to the Company irrevocable instructions authorizing the Company to instruct the Transfer Agent to cancel the Shares issued to the Purchaser.

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4.5       Resale Limitations.  Following expiration of the period the Purchaser is restricted on any resales contained in Section 4.4, the Purchaser shall not sell, transfer, convey or otherwise dispose of more than 500,000 of the Shares in any calendar quarter thereafter; provided, however, the Purchaser shall not be subject to the restriction contained in this Section 4.5 so long as the Common Stock is trading on the NASDAQ at $1.50 or higher at the time of any purported sale, transfer, conveyance or disposition. The Purchaser may not carryover the number of Shares permitted to be sold, transferred, conveyed or otherwise disposed of in any calendar quarter pursuant to this Section 4.5 to any subsequent quarter.

4.6       Certain Transactions and Confidentiality. The Purchaser covenants that it will not execute any purchases or sales, including Short Sales of any of the Company’s securities during the period commencing with the execution of this Agreement and ending at such time that the Purchaser no longer possesses material non-public information about the Company.  The Purchaser covenants that until such time as all material non-public information about the Company which the Purchaser possesses is publicly disclosed by the Company, the Purchaser will maintain the confidentiality of such material non-public information.  Notwithstanding the foregoing and notwithstanding anything contained in this Agreement to the contrary, the Company expressly acknowledges and agrees that (i) the Purchaser makes no representation, warranty or covenant hereby that it will not engage in effecting transactions in any securities of the Company after the time that all material non-public information the Purchaser possesses about the Company is publicly disclosed, (ii) the Purchaser shall not be restricted or prohibited from effecting any transactions in any securities of the Company in accordance with applicable securities laws from and after the time that all material non-public information that the Purchaser possesses about the Company is publicly disclosed and (iii) the Purchaser shall not have any duty of confidentiality to the Company or its Subsidiaries after the time that all material non-public information that the Purchaser possesses about the Company is publicly disclosed.

ARTICLE V.

MISCELLANEOUS

5.1       Fees and Expenses.  Each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement.  The Company shall pay all Transfer Agent fees, stamp taxes and other taxes and duties levied in connection with the delivery of any Shares to the Purchaser.

5.2       Entire Agreement.  The Transaction Documents contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters.

5.3       Notices.  Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of: (a) the date of transmission, if such notice or communication is delivered via facsimile or email at the facsimile number or email address set forth on the signature pages attached hereto prior to 5:30 p.m. (New York City time) on a Trading Day, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile or email at the facsimile number or email address set forth on the signature pages attached hereto on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day, (c) the second (2nd ) Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service or (d) upon actual receipt by the party to whom such notice is required to be given.  The address for such notices and communications shall be as set forth on the signature pages attached hereto.

5.4       Headings.  The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

5.5       Successors and Assigns.  This Agreement has been and is made for the benefit of the Purchaser, the Company and their respective successors and assigns.  The term “successors and assigns” shall not include any purchaser of Shares from the Purchaser merely because of such purchase. Notwithstanding the foregoing or anything to the contrary herein, neither may assign this Agreement without the prior written consent of the other party hereto.

5.6       No Third-Party Beneficiaries.  This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

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5.7       Governing Law.  All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof.  Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the State of New York for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an inconvenient venue for such proceeding.  Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.

5.8       Execution.  This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart.  In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

5.9       Severability.  If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

5.10     Remedies.  In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, the Purchaser and the Company will be entitled to specific performance under the Transaction Documents.  The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations contained in the Transaction Documents and hereby agree to waive and not to assert in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

5.11     Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then such action may be taken or such right may be exercised on the next succeeding Business Day.

5.12     Construction. The parties agree that each of them and/or their respective counsel has reviewed and had an opportunity to revise the Transaction Documents and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of the Transaction Documents or any amendments hereto.

5.13     WAIVER OF JURY TRIAL.  IN ANY ACTION, SUIT, OR PROCEEDING IN ANY JURISDICTION BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY, THE PARTIES EACH KNOWINGLY AND INTENTIONALLY, TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND EXPRESSLY WAIVES FOREVER TRIAL BY JURY.

(Signature Pages Follow)

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IN WITNESS WHEREOF, the parties hereto have caused this Common Stock Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

MAJESCO ENTERTAINMENT COMPANY		Address for Notice:

By:		Majesco Entertainment Company
Name:		160 Raritan Center Parkway
Title:		Edison, NJ 08837
	Attn:	Adam Sultan
General Counsel
Fax: (732) 225-5451
Email: asultan@majescoent.com
With a copy to (which shall not constitute notice):
Thompson Hine LLP
335 Madison Avenue, 12th Floor
New York, NY 10017
Attn: Todd E. Mason
Fax: 212-344-6101
Email: todd.mason@ thompsonhine.com

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

SIGNATURE PAGE FOR PURCHASER FOLLOWS]

IN WITNESS WHEREOF, the undersigned have caused this Common Stock Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Address for Notice:

Yair Goldfinger
Yair Goldfinger	c/o Raveh Ravid & Co.
32 Habarzel Street
Tel Aviv-Yafo, 69710 Israel
Fax:
Email:
With a copy to (which shall not constitute notice):

Attn:
Fax:
Email:

Address or DWAC Instructions for Delivery of Shares for Purchaser: